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                                                                      EXHIBIT 11


                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)


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


                                                                            Three Months Ended              Nine Months Ended
                                                                                September 30,                 September 30,
                                                                           2001            2000            2001            2000
                                                                       -------------  -------------   -------------  -------------

Basic:
    Weighted average number of shares outstanding                            143,610        146,062         145,615        143,660
                                                                       -------------  -------------   -------------  -------------

    Income before extraordinary gain                                   $     108,241  $      38,560   $     295,394  $      80,594
    Extraordinary gain, net                                                       --            147              --          1,850
                                                                       -------------  -------------   -------------  -------------
    Net income                                                         $     108,241  $      38,707   $     295,394  $      82,444
                                                                       -------------  -------------   -------------  -------------

    Earnings per share:
      Before extraordinary gain                                        $         .75  $         .26   $        2.03  $         .56
      Extraordinary gain, net                                                     --             --              --            .01
                                                                       -------------  -------------   -------------  -------------
      Net income                                                       $         .75  $         .26   $        2.03  $         .57
                                                                       -------------  -------------   -------------  -------------

Diluted:
    Weighted average number of shares outstanding                            143,610        146,062         145,615        143,660
    Net effect of dilutive stock options and warrants based
      on the treasury stock method using
      average market price                                                     5,144          7,475           7,340          8,051
    Assumed conversion of $825.0 million and $1.381
      billion zero coupon convertible senior notes                            18,630          8,859          17,363             --
                                                                       -------------  -------------   -------------  -------------
    Total                                                                    167,384        162,396         170,318        151,711
                                                                       -------------  -------------   -------------  -------------

    Income before extraordinary gain                                   $     108,241  $      38,560   $     295,394  $      80,594
    Extraordinary gain, net                                                       --            147              --          1,850
                                                                       -------------  -------------   -------------  -------------
    Net income                                                               108,241         38,707         295,394         82,444

    Add interest expense on assumed conversion of $825.0 million and
      $1.381 billion zero coupon convertible senior notes, net of tax          5,353          1,972          14,669             --
                                                                       -------------  -------------   -------------  -------------
    Total                                                              $     113,594  $      40,679   $     310,063  $      82,444
                                                                       -------------  -------------   -------------  -------------

     Earnings per share:
      Before extraordinary gain                                        $         .68  $         .25   $        1.82  $         .53
      Extraordinary gain, net                                                     --             --              --            .01
                                                                       -------------  -------------   -------------  -------------
      Net income                                                       $         .68  $         .25   $        1.82  $         .54
                                                                       -------------  -------------   -------------  -------------
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